    As filed with the Securities and Exchange Commission on August 6, 1998
                                                         File No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                          ARCHSTONE COMMUNITIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MARYLAND                                74-6056896
     (STATE OR OTHER JURISDICTION         (I.R.S. EMPLOYER IDENTIFICATION NO.)
   OF INCORPORATION OR ORGANIZATION)

     7670 SOUTH CHESTER STREET                          80112
        ENGLEWOOD, COLORADO                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (303) 708-5959

                          ARCHSTONE COMMUNITIES TRUST
                         1997 LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                JEFFREY A. KLOPF
                                   SECRETARY
                           7670 SOUTH CHESTER STREET
                          ENGLEWOOD, COLORADO   80112
                                 (303) 708-5959
                              (AGENT FOR SERVICE)

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                              PROPOSED        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE REGISTERED     AMOUNT TO       MAXIMUM OFFERING   AGGREGATE OFFERING       AMOUNT OF
                                          REGISTERED       PRICE PER SHARE*         PRICE*         REGISTRATION FEE
 -----------------------------------------------------------------------------------------------------------------
 Common Shares of Beneficial
 Interest, par value $1.00 per
 share (including related
 preferred share purchase
 rights)                                3,000,000 Shares      $20.46875          $61,406,250          $18,114.85
 ===================================================================================================================

 * Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on August 4, 1998.
===============================================================================

    This Registration Statement is being filed to increase the number of shares available under the Registrant's 1997 Long-Term Incentive Plan, as amended (the "Plan"), in connection with the merger of Security Capital Atlantic Incorporated with and into the Registrant. The contents of the Registration Statement on Form S-8 (File No. 333-31404) relating to the Plan are incorporated herein by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 6, 1998.


                                ARCHSTONE COMMUNITIES TRUST


                                By /s/ R. Scot Sellers
                                   ---------------------------------------
                                   R. Scot Sellers
                                   Co-Chairman and Chief Investment Officer


                               POWER OF ATTORNEY


      Each person whose signature appears below constitutes and appoints Constance B. Moore, R. Scot Sellers, Jeffrey A. Klopf and Mark W. Pearson, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                        Title                          Date
     ---------                        -----                          ----

/s/ Constance B. Moore
----------------------  Co-Chairman, Chief Operating Officer    August 6, 1998
Constance B. Moore      and Trustee

/s/ R. Scot Sellers
----------------------  Co-Chairman, Chief Investment           August 6, 1998
R. Scot Sellers         Officer and Trustee

/s/ William Kell
----------------------  Senior Vice President and Controller    August 6, 1998
William Kell            (Principal Financial Officer)

/s/ Ash K. Atwood
----------------------  Vice President                          August 6, 1998
Ash K. Atwood           (Principal Accounting Officer)

/s/ James A. Cardwell
----------------------  Trustee                                 August 6, 1998
James A. Cardwell

/s/ James H. Polk, III
----------------------  Trustee                                 August 6, 1998
James H. Polk, III

/s/ James C. Potts
----------------------  Trustee                                 August 6, 1998
James C. Potts

/s/ John T. Kelley III
----------------------  Trustee                                August 6, 1998
John T. Kelley III

/s/ Calvin K. Kessler
----------------------  Trustee                                August 6, 1998
Calvin K. Kessler

/s/ William G. Myers
----------------------  Trustee                                August 6, 1998
William G. Myers

/s/ Ned S. Holmes
----------------------  Trustee                                August 6, 1998
Ned S. Holmes

/s/ John M. Richman
----------------------  Trustee                                August 6, 1998
John M. Richman

/s/ John C. Schweitzer
----------------------  Trustee                                August 6, 1998
John C. Schweitzer

                               INDEX TO EXHIBITS
                               -----------------
Exhibit
Number  Description of Document
------  -----------------------
4.1 Amended Restated Declaration of Trust dated June 30, 1998 (incorporated by reference to Exhibit 4.1 to the Registrant's Report on Form 8-K dated July 6, 1998).

4.2 Amended and Restated By-Laws (incorporated by reference to Exhibit 4.2 to the Registrant's Report on Form 8-K dated July 6, 1998).

4.3 Rights Agreement dated as of July 21, 1994 between the Registrant and Chemical Bank, including forms of Rights Certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-K dated July 19,
        1994).

4.4 First Amendment dated as of February 8, 1995 to the Rights Agreement (incorporated by reference to Exhibit 4.13 to the Registrant's Form 10-K for the year ended December 31, 1994).

4.5 Security Capital Pacific Trust 1997 Long-Term Incentive Plan (incorporated by reference to Annex II to the Security Capital Group Incorporated Registration Statement on Form S-1 (File No. 333-26267))

4.6 First Amendment to Security Capital Pacific Trust 1997 Long-Term Incentive Plan

5       Opinion of Mayer, Brown & Platt                    .

15      Letter regarding unaudited interim financial information

23.1    Consent of Mayer, Brown & Platt (included in its opinion filed as
        Exhibit 5 hereto)

23.2    Consent of KPMG Peat Marwick LLP

24.1    Power of Attorney (included on page II-1)